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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-20143 and Form S-3 No. 333-55916) of Jameson Inns, Inc. of our reports dated February 10, 2002, with respect to the consolidated financial statements and schedule III of Jameson Inns, Inc. and March 1, 2002 with respect to the consolidated financial statements of Kitchin Hospitality, LLC included in this Annual Report on Form 10-K of Jameson Inns, Inc. for the year ended December 31, 2001.

                                Ernst & Young LLP

Atlanta, Georgia
February 10, 2002